Exhibit 99.1

2901 Patrick Henry Drive Santa Clara, CA 95054 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com

Echelon Reports Second Quarter 2018 Results

Santa Clara, Calif., August 02, 2018 - Echelon Corporation (NASDAQ: ELON) today announced financial results for the second quarter ended June 30, 2018.

“Momentum from the first quarter carried into the second quarter with revenue coming in above our expectations at $7.9 million, with particular strength in our embedded business” said Ron Sege, Chairman and CEO. “Our new SmartServer™ IoT continued to perform well in early beta trials and was designated as ‘qualified’ by one of our largest customers. We continued to see interest in our smart city and smart enterprise intelligent lighting solutions with a new city LED street lighting win and deployments in a number of shopping malls.”

Financial Highlights

•	Revenue: $7.9 million.

•	GAAP Operating expenses $6.0 million; Non-GAAP Operating expenses $5.6 million.

•	GAAP Net Loss: $1.2 million; GAAP Net Loss per Share: $0.27.

•	Non-GAAP Net Loss: $0.7 million; Non-GAAP Net Loss per Share: $0.16.

•	Cash & investments: $18.1 million.

Revenue was $7.9 million in the second quarter, an increase from $7.8 million over last quarter as embedded sales continued their momentum.

GAAP gross margin in the second quarter was 56.1%, within our guided range, and an increase from 55.9% in the previous quarter.

GAAP operating expenses for the quarter were $6.0 million, flat with last quarter. Non-GAAP operating expenses for the quarter were $5.6 million, also flat with last quarter.

GAAP net loss for the quarter was $1.2 million, or $0.27 per share, compared to a net loss of $1.4 million or $0.30 per share in the prior quarter. Non-GAAP net loss for the quarter was $0.7 million, or $0.16 per share, compared to $0.9 million or $0.21 per share last quarter.

Included in both GAAP and non-GAAP results for the second quarter of 2018 were foreign currency translation gains of $306,000 which were attributable to favorable fluctuations in foreign currency denominated short-term intercompany balances. This compares to foreign currency translation losses of $223,000 in the prior quarter.

The Company ended the quarter with $18.1 million in cash and investments.

Acquisition Agreement

On June 29, 2018, Adesto Technologies announced a definitive agreement under which Adesto will acquire Echelon for $8.50 per share. The acquisition price represents a total equity value of approximately $45 million. This transaction would provide immediate and significant value to Echelon’s stockholders. The transaction is subject to customary closing conditions, including approval by Echelon’s stockholders. The transaction is expected to close in the third calendar quarter of 2018, after which time Echelon will become a business unit within Adesto.

Connected Lighting Solutions Highlights

During the quarter, Echelon was awarded and shipped a 4,000-node lighting control system for Phase 1 of a project to add controls to previously upgraded LED street lights, for a city in the Southwestern US. The City selected Echelon’s solution to improve customer service, reduce energy costs and improve control.

One of North America’s largest open-air shopping center operators recently deployed Echelon’s lighting controls in a number of its locations. They chose Echelon’s controls to for energy efficiency and to improve the valuation of their properties.

Echelon continued to see interest from customers in this market however, implementations of these complex systems can take many months resulting in lumpy revenue in this product line.

LonWorks®-enabled Embedded IoT Platform Highlights

Embedded sales exceeded expectations this quarter and grew in applications ranging from semiconductor manufacturing equipment monitoring, to building automation, HVAC controls, and more.

Echelon’s new SmartServer IoT releases the data locked in traditional industrial IoT control systems such as LonWorks, BACnet and Modbus, bringing together the worlds of operational technology, information technology, and cloud applications like machine earning and AI.

The SmartServer IoT was recently designated as “qualified” by one of our largest customers. The review process for qualification was rigorous and included measurements to certify compatibility, quality and performance among others.

Sales & Marketing Highlights

During the quarter, two Echelon speakers presented at LightFair International in Chicago:

•	Chief Technology Officer Sohrab Modi presented The Smartest Smart Cities Will Benefit from the Confluence of AI and Big Data in IIoT; and

•	Director of Product Management, Apurba Pradhan, presented Lighting Limbo, a look at how cities can use adaptive lighting to meet differing lighting requirements for different segments of roadway.
Echelon also exhibited its smart connected street lighting solutions at Smart City Week Silicon Valley, and at the West Coast Energy Management Conference.

About Echelon Corporation

For 30 years Echelon (NASDAQ: ELON) has pioneered the development of open-standard networking platforms for connecting, monitoring and controlling devices in commercial and industrial applications. With more than 140 million connected devices installed worldwide, Echelon's solutions host a range of applications enabling customers to reduce energy and operational costs, improve safety and comfort, and create efficiencies through optimizing physical systems. Echelon is focusing today on two IoT (Internet of Things) market areas: creating smart cities and smart campuses through connected outdoor lighting systems and enabling device makers to bring connected products to market faster via a range of IoT-optimized embedded systems. More information about Echelon can be found at www.echelon.com.

Echelon, Echelon logo, LonWorks and SmartServer are trademarks of Echelon Corporation that may be registered in the United States and other countries. All other trademarks are owned by their respective owners.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we have provided in this press release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures consist of (i) non-GAAP net income, which is defined as net income less stock-based compensation expense, adjustments to contingent consideration, restructuring, goodwill impairment, lease termination charges, and income tax effect of reconciling items, and (ii) non-GAAP net income per share, which is defined as non-GAAP net income divided by the fully diluted weighted-average number of shares outstanding.

We use these non-GAAP financial measures internally to analyze our financial results and trends, prepare and approve our annual budget, and develop short- and long-term operating plans. We believe these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing operating results and trends. However, it is important to note that these non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. In addition, stock-based compensation expense and other excluded items may have a material impact on our reported financial results. As a result, these non-GAAP financial measures should not be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Risk Factors Regarding Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 21A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created thereby. Forward looking statements include, without limitation, statements regarding our future financial and operating performance, including our guidance for the third quarter of 2018, opportunities for future growth, the size of prospective markets, and our business strategy, plans and objectives. Actual results could differ materially from those projected in our forward-looking statements as a result of a number of risks and uncertainties, including, but not limited to, risks associated with the continued development and growth of markets for Echelon's products; failure to achieve revenue estimates or maintain expense controls; anticipated product performance and value; circumstances that may delay the time frame for achieving our business outlook; our ability to attract and retain talent; the risk of competition that may arise as the market develops or through consolidations in the industry; the timely development of our products and services and the ability of those products and services to perform as designed and meet customer expectations; the deployment and success of the pilot programs and proof of concepts, including the extent to which they result in follow-on orders; the risk that we do not meet expected or required shipment, delivery or acceptance schedules for our products, which could cause us to incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

The financial information presented in this release reflects estimates based on information that is available to us at this time. We undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

The condensed consolidated financial statements that follow should be read in conjunction with the notes set forth in our Quarterly Report on Form 10-Q when filed with the Securities and Exchange Commission.

Investor Relations Contact
StreetSmart Investor Relations
(415) 775-1788
rhonda@streetsmartir.com

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$4,920	$7,261
Restricted investments	1,250	1,250
Short-term investments	11,940	11,967
Accounts receivable, net	3,147	2,296
Inventories	2,951	3,251
Deferred cost of revenues	840	1,039
Other current assets	1,576	1,152
Total current assets	26,624	28,216
Property and equipment, net	438	458
Other long-term assets	948	1,712
	$28,010	$30,386
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,995	$2,317
Accrued liabilities	1,768	1,878
Deferred revenues	1,088	1,812
Total current liabilities	5,851	6,007
Long-term liabilities	586	652
Total stockholders’ equity	21,573	23,727
	$28,010	$30,386

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenues	$7,917	$8,337	$15,754	$16,040
Cost of revenues (1)	3,472	3,618	6,932	6,910
Gross profit	4,445	4,719	8,822	9,130
Operating expenses:
Product development (1)	2,449	2,255	5,454	4,482
Sales and marketing (1)	1,184	1,463	2,494	2,925
General and administrative (1)	2,380	1,929	4,085	3,853
Total operating expenses	6,013	5,647	12,033	11,260
Loss from operations	(1,568)	(928)	(3,211)	(2,130)
Interest and other income, net	376	(220)	634	(285)
Loss before provision for income taxes	(1,192)	(1,148)	(2,577)	(2,415)
Income tax expense (benefit)	30	29	24	23
Net loss	$(1,222)	$(1,177)	$(2,601)	(2,438)

Basic and diluted net loss per share	$(0.27)	$(0.26)	$(0.57)	$(0.55)

Shares used in computing net loss per share:
Basic and Diluted	4,542	4,445	4,534	4,440

(1) Amounts include stock-based compensation costs as follows:
Cost of revenues	$60	$45	$118	$74
Product development	105	119	199	243
Sales and marketing	91	27	179	129
General and administrative	253	251	457	463
Total stock-based compensation expenses	$509	$442	$953	$909

ECHELON CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
Excluding adjustments itemized below
(In thousands, except per share amounts)
(Unaudited)
An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP net loss	$(1,222)	$(1,177)	$(2,601)	$(2,438)

Stock-based compensation	509	442	953	909
Total non-GAAP adjustments to earnings from operations	509	442	953	909
Income tax effect of reconciling items	—	—	—	—
Non-GAAP net loss	$(713)	$(735)	$(1,648)	$(1,529)
Non-GAAP net loss per share:
Diluted	$(0.16)	$(0.17)	$(0.36)	$(0.34)
Shares used in computing net loss per share:
Diluted	4,542	4,445	4,534	4,440

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2018	2017

Cash flows provided by (used in) operating activities:
Net loss	$(2,601)	$(2,438)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	230	220
Increase (reduction) in allowance for doubtful accounts	—	(7)
Increase in accrued investment income	(101)	(40)
Stock-based compensation	953	909
Gain on liquidation of joint venture	(424)	—
Change in operating assets and liabilities:
Accounts receivable	(861)	(724)
Inventories	300	(66)
Deferred cost of revenues	(264)	(21)
Other current assets	251	(398)
Accounts payable	733	544
Accrued liabilities	(242)	(111)
Deferred revenues	236	61
Deferred rent	(31)	(32)
Net cash used in operating activities	(1,821)	(2,103)

Cash flows provided by (used in) investing activities:
Purchases of available‑for‑sale short‑term investments	(11,869)	(11,950)
Proceeds from maturities and sales of available‑for‑sale short‑term investments	12,000	12,000
Change in other long‑term assets	(21)	24
Capital expenditures	(139)	(31)
Net cash provided by (used in) investing activities	(29)	43

Cash flows provided by (used in) financing activities:
Repurchase of common stock from employees for payment of taxes on vesting of restricted stock units and upon exercise of stock options	(68)	(64)
Distribution of remaining cash balance to joint venture partner	(432)	—
Net cash used in financing activities	(500)	(64)

Effect of exchange rates on cash:	9	48

Net change in cash and cash equivalents	(2,341)	(2,076)
Cash and cash equivalents:
Beginning of period	7,261	9,803
End of period	$4,920	$7,727